UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 15, 2018 (the “Effective Date”), Cedar Realty Trust, Inc. (the “Company”) and Cedar Realty Trust Partnership, L.P., the Company’s operating partnership (the “OP”), entered into a new amended and restated employment agreement (the “Employment Agreement”) with Bruce J. Schanzer, the Company’s President and Chief Executive Officer, pursuant to which Mr. Schanzer will continue to serve as the Chief Executive Officer of both the Company and the OP for a five-year term commencing on the Effective Date.

The Employment Agreement provides for a base salary at the rate of $800,000 per annum through December 31, 2018 and at the rate of $750,000 per annum commencing January 1, 2019, subject to annual review and increase in the discretion of the Board of Directors of the Company (the “Board”). Mr. Schanzer will continue to participate in the Company’s annual bonus plan for senior executive officers with a target annual bonus equal to 100% of base salary. The payment of any bonus will be subject to the achievement of performance criteria established by the Company’s Board or the Compensation Committee of the Board. On the Effective Date, Mr. Schanzer was granted a long-term incentive compensation award of 750,000 shares of restricted common stock of the Company and, on January 1, 2019, Mr. Schanzer will be granted an additional of 250,000 shares of restricted common stock of the Company, in which restricted stock awards will vest in in full on the 5th anniversary of the Effective Date, subject to Mr. Schanzer’s remaining continuously employed by the Company through such date. In addition, on the Effective Date, Mr. Schanzer was granted a performance-based long term incentive compensation award of 1,500,000 restricted stock units (“RSUs”) and 1,500,000 dividend equivalent rights of the Company, which will vest and be earned, if at all, based on the Company’s average annual total shareholder return over a defined performance period as set forth in the Employment Agreement. Upon a termination of Mr. Schanzer’s employment by the Company without “cause” (as defined in the Employment Agreement”), Mr. Schanzer’s resignation for “good reason” (as defined in the Employment Agreement), termination of Mr. Schanzer’s employment by reason of death or disability or a “change in control” (as defined in the Employment Agreement), the restricted stock awards are subject to full acceleration and the RSUs and dividend equivalents are subject to acceleration as set forth in the Employment Agreement.

In the event that a change in control occurs during the term of the Employment Agreement and prior to January 1, 2019, Mr. Schanzer will be entitled to a cash payment equal to (A) 250,000 multiplied by (B) the value of the consideration received by the Company’s stockholders per share of common stock in the change in control (the “Sale Price”). In addition, if the RSUs vest and if the Company’s average annual total shareholder return for the period between the Effective Date and the 5th anniversary of the Effective Date (or, if the RSUs vest earlier pursuant to the terms of the Employment Agreement, the date on which the RSUs vest) is greater than 10%, Mr. Schanzer shall be entitled to a cash amount equal to (i) (A) 500,000 multiplied by (B) a fraction, the numerator of which is the Company’s average annual total shareholder return minus 10% and the denominator of which is 10, (provided that, in no event shall such fraction be greater than 1) multiplied, by (x) if such vesting occurs in connection with a change of control, the Sale Price and (y) in all other circumstances, the average closing price of the Company’s common stock for the 20 trading days prior to such vesting date; provided, however, no such cash payment will be made for average annual total shareholder return above 20%.

The Employment Agreement provides that Mr. Schanzer and his family will be entitled to participate in, and receive benefits from, any insurance, medical, disability, or other employee benefit plan of the Company, the OP or any of their subsidiaries on a basis comparable to other senior executives.

If Mr. Schanzer’s employment is terminated by the Company without cause or by Mr. Schanzer for good reason, or his employment is terminated by the Company by reason of death or disability, the Employment Agreement provides that, subject to his execution of a separation agreement and release, he will be entitled to receive a lump sum cash payment equal to 250% of the sum of his annual base salary at the rate applicable on the date of termination and his target annual bonus for the year of termination. In addition, pursuant to the terms of the Employment Agreement, the Company is required to provide Mr. Schanzer with disability, accident and health insurance substantially similar to those insurance benefits that Mr. Schanzer was receiving immediately prior to the date of termination for 12 months following the date of termination or a cash payment in lieu thereof (reduced to the extent comparable benefits are actually received by Mr. Schanzer during such period) and accelerated vesting of any options, restricted common stock, and restricted stock units granted to Mr. Schanzer, including the equity awards granted pursuant to the Employment Agreement. Any amounts payable in the event of death or disability will be reduced by the amounts payable under any life or disability insurance policy sponsored by the Company and/or the OP. In the event Mr. Schanzer’s employment is terminated at any point in either calendar year 2018 or 2019, the severance payment will be no less than $3,750,000.

If the Company terminates Mr. Schanzer’s employment following the expiration of the term of the Employment Agreement or Mr. Schanzer terminates his employment following of the expiration of the term of the Employment Agreement due to the Company’s or the OP’s failure to continue to provide Mr. Schanzer with base salary and annual target bonus opportunity that are in the aggregate at least as favorable as those contained in the Employment Agreement and/or the Company’s or the OP’s failure to negotiate in good faith regarding equity incentive awards following the expiration of the term of the Employment Agreement, subject to his execution of a separation agreement and release, Mr. Schanzer will be entitled to receive a lump sum cash payment equal to 150% of the sum of his annual base salary at the rate applicable on the date of termination and his target annual bonus for the year of termination.

The Employment Agreement also contains non-competition and non-solicitation provisions that apply during his employment and for one year after the termination of Mr. Schanzer’s employment.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Cedar Realty Trust, Inc. and Bruce J. Schanzer, dated effective as of June 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2018

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO